Exhibit 99.4

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 8 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.”

Introduction

Genesis Park Acquisition Corp. (“GPAC”) is a blank check company incorporated as a Cayman Islands exempted company on July 29, 2020 and incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses.

AE Industrial Partners Fund II, LP (“AE”), a private equity firm specializing in aerospace, defense and government services, formed a series of acquisition vehicles on February 10, 2020, which included Cosmos Parent, LLC (“Cosmos Parent”), Cosmos Intermediate, LLC (“Cosmos”), Cosmos Finance, LLC (“Cosmos Finance”) and Cosmos Acquisition, LLC, (“Cosmos Acquisition”), with Cosmos Parent being the top holding company. Cosmos Parent owned 100% of the equity in Cosmos; Cosmos owned 100% of the equity in Cosmos Finance; and Cosmos Finance owned 100% of the equity in Cosmos Acquisition. Upon the formation of these acquisition vehicles, Cosmos effected a number of acquisitions through its wholly owned subsidiary, Cosmos Acquisition:

•	on March 2, 2020, Cosmos Acquisition acquired a business unit of Adcole Corporation, Adcole Space, LLC (“Adcole”) for consideration of approximately $32.6 million (the “Adcole Acquisition”);

•	on June 22, 2020, Cosmos Acquisition acquired In Space Group, Inc. and its subsidiaries (collectively “MIS”) for consideration of approximately $45.4 million (the “MIS Acquisition”). On the same date, the name of Cosmos Parent, LLC changed to Redwire, LLC (“Holdings”);

•	on October 28, 2020, Cosmos Acquisition acquired Roccor, LLC (“Roccor”) for consideration of approximately $17.9 million (the “Roccor Acquisition”); and

•	on February 17, 2021, Cosmos Acquisition acquired Deployable Space Systems, Inc. (“DPSS”) for consideration of approximately $24.8 million (the “DPSS Acquisition”).

Additionally, Cosmos Acquisition acquired (a) Deep Space Systems, Inc. (“DSS”) on June 1, 2020 for consideration of approximately $4.9 million (the “DSS Acquisition”); (b) LoadPath, LLC (“LoadPath”) on December 11, 2020 for consideration of approximately $8.4 million (the “LoadPath Acquisition”), and (c) Oakman Aerospace, Inc. (“Oakman”) on January 15, 2021 for consideration of approximately $15.2 million (the “Oakman Acquisition”). The Adcole Acquisition, the MIS Acquisition, the Roccor Acquisition, the DPSS Acquisition, the DSS Acquisition, the LoadPath Acquisition, and the Oakman Acquisition have been accounted for as business combinations under the acquisition method of accounting. Cosmos performed an analysis using the pro forma combined results of Cosmos at December 31, 2020 and concluded that each of the DSS Acquisition, the LoadPath Acquisition, and the Oakman Acquisition are below the 20% significance threshold; in this section, we refer to the DSS Acquisition, the LoadPath Acquisition, and the Oakman Acquisition, collectively, as the “Other Acquisitions”. In this current report on Form 8-K, we refer to Cosmos Finance, Cosmos Acquisition, Adcole, MIS, Roccor, DPSS, DSS, LoadPath and Oakman, collectively, as the “Redwire Subsidiaries” and unless the context otherwise requires, we refer to Cosmos together with its direct and indirect subsidiaries, including the Redwire Subsidiaries, as “Redwire.”

Description of the Business Combination

On March 25, 2021, GPAC entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among GPAC, Shepard Merger Sub Corporation, a Delaware corporation and direct, wholly owned subsidiary of GPAC (“Merger Sub”), Cosmos and Holdings.

Pursuant to the Merger Agreement, the parties thereto entered into a business combination transaction by which (i) GPAC domesticated as a Delaware corporation in accordance with Section 388 of the Delaware General Corporation Law and the Companies Act of the Cayman Islands (the “Domestication”), (ii) Merger Sub merged with and into Cosmos, with Cosmos being the surviving entity in the merger (the “First Merger”), and (iii) immediately following the First Merger, Cosmos merged with and into GPAC, with GPAC being the surviving entity in the merger (the “Second Merger” and, together with the First Merger, the “Mergers”). Pursuant to the Merger Agreement, GPAC also required that, as of the closing of the Business Combination (the “Closing”) any and all amounts outstanding under Redwire’s Credit Agreement, dated as of October 28, 2020, by and among Cosmos, Silicon Valley Bank, Stifel Bank and Western Alliance (as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, “the SVB Loan Agreement” and any all such amounts outstanding under the SVB Loan Agreement, the “SVB Payoff Amount”) be repaid and all obligations thereunder be discharged as of the Closing (such repayment of the SVB Payoff Amount together with the other transactions contemplated by the Merger Agreement, the “Transactions”). In this current report on Form 8-K, we refer to the Domestication and the Transactions, collectively, as the “Business Combination” and “New Redwire” refers to GPAC after giving effect to the Business Combination.

In connection with the foregoing and concurrently with the execution of the Merger Agreement, GPAC entered into Subscription Agreements (the “Subscription Agreements”) with certain investors (the “PIPE Investors”), pursuant to which the PIPE Investors have agreed to subscribe for and purchase from GPAC, and GPAC has agreed to issue and sell to the PIPE Investors, an aggregate of 10,000,000 shares of New Redwire Common Stock at a price of $10.00 per share, for aggregate gross proceeds of $100.0 million (the “PIPE Financing”). GPAC will grant the PIPE Investors certain registration rights in connection with the PIPE Financing. The PIPE Financing was contingent upon, among other things, the substantially concurrent Closing.

The aggregate consideration paid to Holdings (the “Closing Merger Consideration”) was paid in a combination of cash and stock consideration. The cash consideration was comprised of $75.0 million (such amount, the “Closing Cash Consideration”). The remainder of the Closing Merger Consideration was comprised of (i) 37,200,000 shares of common stock, par value $0.0001 per share, of GPAC (the “New Redwire Common Stock,” and such shares, the “Closing Share Consideration”) and (ii) 2,000,000 warrants to purchase one share of New Redwire Common Stock per warrant (the “Closing Warrant Consideration”), with such amount of warrants corresponding to the forfeiture of certain private placement warrants acquired by the Sponsor and Jefferies in connection with GPAC’s initial public offering. At the effective time of the First Merger, the units of Cosmos were cancelled and automatically deemed for all purposes to represent the right to receive, in the aggregate, the Closing Cash Consideration, the Closing Share Consideration and the Closing Warrant Consideration.

Immediately prior to the closing of the transactions contemplated by the Subscription Agreements and the completion of the Mergers, but following the consummation of the Domestication, the authorized capital stock of GPAC consists of 600,000,000 shares of capital stock, including (i) 500,000,000 shares of New Redwire Common Stock and (ii) 100,000,000 shares of New Redwire Preferred Stock, of which GPAC issued 37,200,000 shares of New Redwire Common Stock in the Business Combination, 10,000,000 shares of New Redwire Common Stock in the PIPE Financing and 4,094,406 shares of New Redwire Common Stock upon the conversion of GPAC’s outstanding Class B ordinary shares, and GPAC had 15,920,979 warrants issued and outstanding, of which 5,406,541 warrants were issued to the Sponsor, 325,627 warrants were issued to Jefferies and 2,000,000 warrants were issued to Holdings in the Business Combination (after giving effect to the forfeiture by the Sponsor and Jefferies of 1,886,000 and 114,000 private placement warrants, respectively, in connection with the consummation of the Business Combination), and all of which will entitle the holder thereof to purchase New Redwire Common Stock at an exercise price of $11.50 per share on the terms and conditions set forth in the GPAC Warrant Agreement.

Accounting for the Business Combination

The Business Combination was accounted for as a reverse recapitalization, with the net assets of GPAC stated at historical cost and no goodwill or other intangible assets recorded, in accordance with U.S. generally accepted accounting principles (“GAAP”). Under this method of accounting, GPAC is treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination was treated as the equivalent of Redwire issuing stock for the net assets of GPAC, accompanied by a recapitalization. Operations prior to the Business Combination are those of Redwire.

Redwire has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

•	Members of Holdings’ senior management will hold all of New Redwire’s key management positions;

•	Holdings will have the largest voting interest in New Redwire under any redemption scenario;

•	Five of the seven members of the New Redwire Board will initially be selected by Holdings and its permitted transferees;

•	The Redwire Subsidiaries will comprise the ongoing operations of New Redwire; and

•	Redwire is larger in relative size than GPAC.

Basis of Pro Forma Presentation

The adjustments presented on the unaudited pro forma condensed combined balance sheet as of June 30, 2021 and statements of operations for the year ended December 31, 2020 and the six months ended June 30, 2021 have been identified and presented to provide relevant information necessary for an accurate understanding of New Redwire upon consummation of the Business Combination. The unaudited pro forma condensed combined balance sheet as of June 30, 2021 is based on the historical unaudited balance sheets of Cosmos and GPAC as of June 30, 2021 and gives effect to the Business Combination, including the PIPE Financing, as if it had occurred on June 30, 2021. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 combines the historical audited consolidated statement of operations of Cosmos for the period from February 10, 2020 to December 31, 2020 and the historical audited restated statement of operations of GPAC for the period from July 29, 2020 (inception) to December 31, 2020 and has been prepared to reflect the Business Combination as if it occurred on January 1, 2020. The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2021 combines the historical unaudited interim condensed consolidated statement of operations of Cosmos for the six months ended June 30, 2021 and the historical unaudited statement of operations of GPAC for the six months ended June 30, 2021 and has been prepared to reflect the Business Combination as if it occurred on January 1, 2020.

Additionally, the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 reflects the impact of the Adcole Acquisition, the MIS Acquisition, the Roccor Acquisition, the DPSS Acquisition, and the Other Acquisitions as if they had occurred on January 1, 2020. The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2021 reflects the impact of the DPSS Acquisition and the Other Acquisitions as if they had occurred on January 1, 2020.

The unaudited pro forma condensed combined statements of operations do not necessarily reflect what New Redwire’s results of operations would have been had the Adcole Acquisition, the MIS Acquisition, the Roccor Acquisition, the DPSS Acquisition, the Other Acquisitions, and the Business Combination occurred on the date indicated. The unaudited pro forma condensed combined statements of operations also may not be useful in predicting the future results of operations of New Redwire. The actual financial results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The unaudited pro forma condensed combined financial information should be read in conjunction with the accompanying notes. See Note 1, Basis of Presentation, to the Unaudited Pro Forma Condensed Combined Financial Information for information about the sources used to derive the unaudited pro forma financial information. The unaudited pro forma adjustments are based on information currently available. Assumptions and estimates underlying the unaudited pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial information. In addition, the unaudited pro forma condensed combined financial information was derived from and should be read in conjunction with the following historical financial statements and the accompanying notes, which are included in this current report on Form 8-K:

•	historical audited restated financial statements of GPAC as of December 31, 2020 and for the period from July 29, 2020 (inception) to December 31, 2020;

•	historical audited consolidated financial statements of Cosmos (“Successor”), as of December 31, 2020 and for the period from February 10, 2020 to December 31, 2020, and the historical audited consolidated financial statements of MIS (“Predecessor”), as of December 31, 2019 and for the year ended December 31, 2019 and the period from January 1, 2020 to June 21, 2020;

•	historical audited financial statements of Adcole as of and for the year ended December 31, 2019 and for the period from January 1, 2020 to March 1, 2020;

•	historical unaudited interim condensed financial statements of Roccor as of and for the nine months ended September 30, 2020 and 2019;

•	historical audited financial statements of DPSS as of and for the year ended December 31, 2020;

•	historical unaudited condensed financial statements of GPAC as of and for the six months ended June 30, 2021; and

•	historical unaudited interim condensed consolidated financial statements of Cosmos (“Successor”), as of and for the six months ended June 30, 2021

Further, the unaudited pro forma condensed combined financial information should be read in conjunction with the sections of this current report on Form 8-K entitled “GPAC’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Redwire’s Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The unaudited pro forma condensed combined financial information may have footing differences resulting from decimal numbers not presented herein.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF JUNE 30, 2021

(thousands of U.S. Dollars, except share and per share amounts)

	Cosmos (Historical)	GPAC (Historical)	Business Combination Transaction Accounting Adjustments	Notes	Pro Forma Combined
ASSETS
Current Assets
Cash and cash equivalents	$7,390	$557	$100,182	(a.2)	$37,406
	-	-	85,000	(b)	-
	-	-	(5,732)	(f.1)	-
	-	-	(33,365)	(f.2)	-
	-
	-	-	(75,000)	(g)	-
	-	-	(41,626)	(i)	-
	-	-	-		-
Accounts receivable	12,478	-	-		12,478
Contract assets	9,363	-	-		9,363
Inventory	477	-	-		477
Income tax receivable	688	-	-		688
Related party receivable	-	-	-		-
Prepaid expenses and other current assets	5,122	123	(4,038)	(f.2)	1,207
Total current assets	$35,518	$680	$25,421		$61,619
Cash and marketable securities held in Trust Account	-	166,290	(66,108)	(a.1)	-
	-	-	(100,182)	(a.2)	-
Property, plant and equipment, net	5,115	-	-		5,115
Goodwill	69,333	-	-		69,333
Intangible assets, net	91,552	-	-		91,552
Other non-current assets	118	-	-		118
Total assets	$201,636	$166,970	$(140,869)		$227,737
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	5,954	194	(578)	(f.2)	5,570
Notes payable to sellers	12,874	-	-		12,874
Short-term debt, including current portion of long-term debt	1,230	-	-		1,230
Accrued expenses	17,234	-	(6,586)	(f.2)	10,648
Deferred revenue	15,225	-	-		15,225
Due to related party	-	54	-		54
Other current liabilities	1,049	-	-		1,049
Total current liabilities	$53,566	$248	$(7,164)		$46,650
Long-term debt	116,724	-	(41,613)	(i)	75,111
Warrant liability	-	41,167	(21,186)	(d.1)	19,981
Deferred underwriting discount	-	5,732	(5,732)	(f.1)	-
Deferred tax liabilities	13,795	-	-		13,795
Other non-current liabilities	-	-	-		-
Total liabilities	$184,085	$47,147	$(75,695)		$155,537
Class A ordinary shares subject to possible redemption	-	114,823	(66,108)	(a.1)	-
	-	-	(48,715)	(c)	-
Equity:
Preference shares, $0.0001 par value	-	-	-		-
Class A ordinary shares, $0.0001 par value	-	1	(1)	(d.2)	-
	-	-	-		-
	-	-	-		-
	-	-	-		-
	-	-	-		-
Class B ordinary shares, $0.0001 par value	-	-	-	(d.2)	-
	-	-	-		-
Class A common stock, $0.0001 par value	-	-	1	(b)	6
	-	-	-	(c)	-
	-	-	1	(d.2)	-
	-	-	4	(e)	-
Preferred stock, $0.0001 par value	-	-	-		-
	-	-	-		-
	-	-	-		-
Members' contributions/Additional paid-in capital	55,173	22,753	84,999	(b)	146,379
	-	-	48,714	(c)	-
	-	-	21,186	(d.1)	-
	-	-	(22,753)	(d.2)	-
	-	-	4,999	(d.2)	-
	-	-	(4)	(e)	-
	-	-	(13,108)	(f.2a)	-
	-	-	(75,000)	(g)	-
	-	-	19,420	(h)	-
	-	-	-		-
	-	-	-		-
Accumulated other comprehensive income (loss)	327	-	-		327
Accumulated deficit	(37,949)	(17,754)	17,754	(d.2)	(74,512)
	-	-	(17,130)	(f.2b)	-
	-	-	(19,420)	(h)	-
	-	-	(13)	(i)	-
	-	-	-	(d.2)	-
Total equity	$17,551	$5,000	$49,649		$72,200
Total liabilities and equity	$201,636	$166,970	$(140,869)		$227,737

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2020

(thousands of U.S. Dollars, except share and per share amounts)

	Cosmos (Historical)	Adcole Acquisition Transaction Accounting Adjustments*	Notes	MIS Acquisition Transaction Accounting Adjustments**	Notes	Roccor Acquisition Transaction Accounting Adjustments***	Notes	DPSS Acquisition Transaction Accounting Adjustments****	Notes	Other Acquisitions Transaction Accounting Adjustments*****	Notes	Cosmos (Pro Forma)	GPAC (Historical)	Business Combination Transaction Accounting Adjustments	Notes	Pro Forma Combined
Revenues	$40,785	$1,356		$16,651		$14,747		$26,781		$17,599		$117,919	$-	$-		$117,919
Cost of sales	32,676	655		12,623		10,196		19,971		7,004		83,213	-	2,767	(n)	85,980
	-	-		-		-		47	(j)	41	(j)	-	-	-		-
Gross margin	8,109	701		4,028		4,551		6,763		10,554		34,706	-	(2,767)		31,939
Operating expenses:	-												-	-		-
Selling, general and administrative	13,103	618		5,260		3,494		3,703		7,583		39,456	40	16,653	(n)	56,149
	-	144	(j)	1,792	(j)	963	(j)	1,526	(j)	1,270	(j)	-	-	-		-
Research and development	2,008	-		387		144		1		593		3,133	-	-		3,133
Change in fair value of warrants	-	-		-		-		-		-		-	11,212	-		11,212
Transaction expenses	9,944	-		-		-		-		-		12,136	1,021	23,203	(o)	36,360
	-	-		-		-		2,069	(k)	123	(k)	-	-	-		-
Operating (loss) income	(16,946)	(61)		(3,411)		(50)		(536)		985		(20,019)	(12,273)	(42,623)		(74,915)
Interest income	(2)	-		(7)		-		-		(17)		(26)	(11)	11	(p)	(26)
Interest expense	1,074	-		83		47		-		7		7,106	-	(1,207)	(p)	5,899
	-	-		787	(l.1)	1,732	(l.1)	2,440	(l.1)	1,073	(l.1)	-	-	-		-
	-	-		(83)	(l.2)	(47)	(l.2)	-		(7)	(l.2)	-	-	-		-
Other (income) expense, net	15	302		23		9		(711)		(583)		(945)	-	-		(945)
(Loss) income before taxes	(18,033)	(363)		(4,214)		(1,791)		(2,265)		512		(26,154)	(12,262)	(41,427)		(79,843)
Income tax (benefit) expense	(3,659)	-		(384)		108		-		-		(5,363)	-	(11,403)	(q)	(16,766)
	-	(76)	(m)	(501)	(m)	(484)	(m)	(475)	(m)	108	(m)	-	-	-		-
Net (loss) income	$(14,374)	$(287)		$(3,329)		$(1,415)		$(1,790)		$404		$(20,791)	$(12,262)	$(30,024)		$(63,077)

Net loss per share of Class A Common Stock – basic and diluted																$(63,077)
Weighted average shares of Class A Common Stock outstanding – basic and diluted																59,661,273
Net loss per share of Class A Common Stock – basic and diluted																$(1.06)

*	Represents the addition of Adcole pre-acquisition activity for the period from January 1, 2020 to March 1, 2020 to the historical Cosmos consolidated statement of operations and pro forma adjustments related to the Adcole Acquisition.
**	Represents the addition of MIS pre-acquisition activity for the period from January 1, 2020 to June 21, 2020 to the historical Cosmos consolidated statement of operations and pro forma adjustments related to the MIS Acquisition.
***	Represents the addition of Roccor pre-acquisition activity for the period from January 1, 2020 to October 27, 2020 to the historical Cosmos consolidated statement of operations and pro forma adjustments related to the Roccor Acquisition.
****	Represents the addition of DPSS pre-acquisition activity for the year ended December 31, 2020 to the historical Cosmos consolidated statement of operations and pro forma adjustments related to the DPSS Acquisition.
*****	Represents the addition of the Other Acquisitions pre-acquisition activity for the year ended December 31, 2020 to the historical Cosmos consolidated statement of operations and pro forma adjustments related to the Other Acquisitions.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2021

(thousands of U.S. Dollars, except share and per share amounts)

	Cosmos (Historical)	DPSS Acquisition Transaction Accounting Adjustments*	Notes	Other Acquisition Transaction Accounting Adjustments**	Notes	Cosmos (Pro Forma)	GPAC (Historical)	Business Combination Transaction Accounting Adjustments	Notes	Pro Forma Combined
Revenues	$63,846	$4,062		$245		$68,153	$-	$-		$68,153
Cost of sales	47,755	3,557		168		51,487	-	-		51,487
	-	7	(r)	-		-	-	-		-
Gross margin	16,091	498		77		16,666	-	-		16,666
Operating expenses:	-	-		-		-	-	-		-
Selling, general and administrative	23,399	198		33		23,861	922	-		24,783
	-	205	(r)	26	(r)	-	-	-		-
	-	-		-		-	-	-		-
Research and development	1,954	-		2		1,956	-	-		1,956
Change in fair value of warrants	-	-		-		-	4,617	-		4,617
Contingent earnout expense	11,114	-		-		11,114	-	-		11,114
Transaction expense	2,419	11		-		2,430	-	-		2,430

Operating (loss) income	(22,795)	84		16		(22,695)	(5,539)	-		(28,234)
Interest income	(1)	(1)		-		(2)	(47)	47	(u)	(2)
Interest expense	3,192	-		-		3,558	-	(601)	(u)	2,957
	-	322	(s)	44	(s)	-	-	-		-
Other (income) expense, net	(23)	-		40		17	-	-		17
(Loss) income before taxes	(25,963)	(237)		(68)		(26,268)	(5,492)	554		(31,206)
Income tax benefit	(2,388)	-		-		(2,452)	-	(4,101)	(v)	(6,553)
	-	(50)	(t)	(14)	(t)	-	-	-		-
Net (loss) income	$(23,575)	$(187)		$(54)		$(23,816)	$(5,492)	$4,655		$(24,653)

Net loss per share of Class A Common Stock – basic and diluted										$(24,653)
Weighted average shares of Class A Common Stock outstanding – basic and diluted										59,661,273
Net loss per share of Class A Common Stock – basic and diluted										$(0.41)

*	Represents the addition of DPSS’s pre-acquisition activity to the historical Cosmos interim condensed consolidated statement of operations for the three months ended March 31, 2021 and pro forma adjustments related to the DPSS Acquisition.
**	Represents the addition of the Other Acquisitions’ pre-acquisition activity to the historical Cosmos interim condensed consolidated statement of operations for the three months ended March 31, 2021 and pro forma adjustments related to the Other Acquisitions.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1.            Basis of Presentation

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 8 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”) in the notes to the Unaudited Pro Forma Condensed Combined Financial Information. Redwire has elected not to present Management’s Adjustments and is only presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined balance sheet as of June 30, 2021 presents pro forma effects to reflect the Business Combination as if it had been completed on June 30, 2021.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 presents pro forma effects to the Adcole Acquisition, the MIS Acquisition, the Roccor Acquisition, the DPSS Acquisition, the Other Acquisitions, and the Business Combination as if they had been completed on January 1, 2020.

The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2021 presents pro forma effects to the DPSS Acquisition, the Other Acquisitions, and the Business Combination as if they had been completed on January 1, 2020.

The unaudited pro forma condensed combined balance sheet as of June 30, 2021 has been prepared using and should be read in conjunction with the following, which are included in this current report on Form 8-K:

•	GPAC’s unaudited balance sheet as of June 30, 2021 and the related notes; and

•	Cosmos’s unaudited interim condensed consolidated balance sheet as of June 30, 2021 and the related notes.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 has been prepared using and should be read in conjunction with the following, which are included in this current report on Form 8-K:

•	GPAC’s historical audited restated statement of operations for the period from July 29, 2020 (inception) to December 31, 2020 and the related notes;

•	Cosmos’s (“Successor”) historical audited consolidated statement of operations for the period from February 10, 2020 to December 31, 2020, and MIS’s (“Predecessor”) historical audited consolidated statement of operations for the period from January 1, 2020 to June 21, 2020 and the related notes;

•	Adcole’s historical audited statement of operations for the period from January 1, 2020 to March 1, 2020 and the related notes;

•	Roccor’s historical unaudited interim condensed combined statement of operations for the nine months ended September 30, 2020 and the related notes; and

•	DPSS’s historical audited statement of operations for the year ended December 31, 2020 and the related notes.

The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2021 has been prepared using and should be read in conjunction with the following, which are included in this current report on Form 8-K:

•	GPAC’s historical unaudited statement of operations for the six months ended June 30, 2021 and the related notes; and

•	Cosmos’s (“Successor”) historical unaudited interim condensed consolidated statement of operations for the six months ended June 30, 2021 and the related notes.

The unaudited pro forma condensed combined financial information has been prepared based on the actual withdrawal of $66 million from the Trust Account to fund the GPAC public stockholders’ exercise of their redemption rights on August 30, 2021 with respect to 6,510,755 Class A ordinary shares, as well as the reclassification of the remaining 4,801,809 Class A Ordinary Shares formerly deemed redeemable at June 30, 2021 to New Redwire common stock.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Adcole Acquisition, the MIS Acquisition, the Roccor Acquisition, the DPSS Acquisition, the Other Acquisitions, or the Business Combination. New Redwire will incur additional costs after the Business Combination in order to satisfy its obligations as a reporting public company with the SEC. No adjustment to the unaudited pro forma condensed combined statement of operations has been made for these items as the amounts are not yet known.

The pro forma adjustments reflecting the consummation of the Business Combination and completion of the PIPE Financing are based on certain currently available information at the Closing and certain assumptions and methodologies that GPAC believes are reasonable under the circumstances. The unaudited condensed combined pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the differences may be material. GPAC believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination and the PIPE Financing contemplated based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Adcole Acquisition, the MIS Acquisition, the Roccor Acquisition, the DPSS Acquisition, the Other Acquisitions, or the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of New Redwire.

2.            Accounting Policies

Since GPAC had substantially no business operations as a blank check company, its limited accounting policies were not in conflict with those of Cosmos. Accordingly, the combined company uses the accounting policies of Cosmos as described in Note 1 to Cosmos’s audited consolidated financial statements for the period from February 10, 2020 to December 31, 2020 included in this current report on Form 8-K. As a result, the unaudited pro forma condensed combined financial information does not reflect any differences in accounting policies.

3.            Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The adjustments included in the unaudited pro forma condensed combined balance sheet as of June 30, 2021 are as follows:

a)	Reflects (1) the redemption of 6,510,755 shares of Class A Ordinary Shares for an aggregate payment of $66 million at $10.15 per share and (2) the transfer of approximately $100 million from the Trust Account to fund the transaction.

b)	Reflects the gross cash proceeds from the PIPE Financing of $85 million for 8,500,000 shares of New Redwire Common Stock.

c)	Reflects the exchange of the remaining 4,801,809 Class A Ordinary Shares formerly deemed redeemable at June 30, 2021 for New Redwire common stock..

d)	Reflects (1) the reclassification of the fair value of the public warrants from liability to equity, and (2) the exchange of GPAC’s 4,498,339 Class A ordinary shares and of 4,094,406 Class B ordinary shares to New Redwire Common Stock, as well as the elimination of GPAC’s historical accumulated deficit and additional paid-in capital.

e)	Reflects the recapitalization of Cosmos, including the reclassification of members’ equity to New Redwire Common Stock, based on the Closing Share Consideration, and additional paid-in capital.

f)	Reflects the settlement of estimated remaining unpaid transaction expenses. Estimated remaining unpaid transaction expenses are made up of (1) GPAC’s deferred underwriting fees that are recorded on the historical balance sheet as of June 30, 2021; (2a) Cosmos’ expenses to be incurred in connection with the issuance of equity (with a corresponding adjustment to additional paid-in capital); and (2b) GPAC’s transaction costs expected to be expensed as incurred and Cosmos’s expenses unrelated to the issuance of equity.

g)	Reflects the payment of the Closing Cash Consideration to shareholders of Holdings.

h)	Reflects the recognition of share-based compensation related to certain equity incentives issued by Holdings that would vest on an accelerated basis as a result of the Business Combination.

i)	Reflects the SVB Payoff Amount based on Cosmos’ indebtedness as of June 30, 2021.

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The historical financial statements have been adjusted in the unaudited pro forma condensed combined statements of operations to reflect the effects of the Adcole Acquisition, the MIS Acquisition, the Roccor Acquisition, the DPSS Acquisition, the Other Acquisitions, as well as the Business Combination, on Cosmos’s historical financial statements. Cosmos, GPAC, Adcole, MIS, Roccor, DSS, LoadPath, Oakman, and DPSS had no historical relationships prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The pro forma condensed combined provision for income taxes does not necessarily reflect the amounts that would have resulted had New Redwire filed consolidated income tax returns during the periods presented. Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The pro forma basic and diluted earnings (loss) per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of New Redwire’s weighted average shares outstanding, assuming the Business Combination and the PIPE Financing had occurred on January 1, 2020.

The Adcole Acquisition, the MIS Acquisition, the Roccor Acquisition, the DPSS Acquisition, and the Other Acquisitions pro forma Transaction Accounting Adjustments included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 are as follows:

j)	Adjustment to include pre-acquisition amortization on the fair value of the acquired intangible assets and additional depreciation on the fair value step-up of the acquired property and equipment.

k)	Additional transaction expenses incurred by Cosmos for the DPSS Acquisition and the Other Acquisitions subsequent to December 31, 2020.

l)	Adjustment to (1) include the interest expense that would have been incurred to finance the MIS Acquisition, the Roccor Acquisition, the Oakman Acquisition, and the DPSS Acquisition as if they had taken place as of January 1, 2020, based on the effective interest rates related to debt agreements leveraged to finance each of those acquisitions, and (2) eliminate the pre-acquisition interest expense, including amortization of deferred financing fees, related to the outstanding debt balances of MIS, Roccor, and the Other Acquisitions (specifically, the DSS Acquisition), which were settled by the sellers of MIS, Roccor, and DSS with proceeds from the sale.

m)	Adjustment for income taxes, applying a statutory tax rate of 21% for the year ended December 31, 2020.

The Business Combination pro forma Transaction Accounting Adjustments included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 are as follows:

n)	Adjustment to include the share-based compensation related to vesting of profit interests, issued by Holdings to employees of Redwire, on consummation of the Business Combination.

o)	Adjustment to include GPAC’s transaction costs expected to be expensed as incurred subsequent to December 31, 2020 and Cosmos’s transaction costs unrelated to the issuance of equity expected to be expensed as incurred subsequent to December 31, 2020. These costs will not affect New Redwire’s statement of operations beyond 12 months after the Closing.

p)	Elimination of GPAC’s trust account interest income of approximately $0.01 million and Cosmos’s interest expense and amortization of debt issuance costs of approximately $1.2 million, related to the paydown of debt, that would not have been incurred if the Business Combination had occurred on January 1, 2020.

q)	Adjustment for income taxes, applying a statutory tax rate of 21% for the year ended December 31, 2020.

The DPSS Acquisition and the Oakman Acquisition pro forma Transaction Accounting Adjustments included in the unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2021 are as follows:

r)	Adjustment to include pre-acquisition amortization on the fair value of the acquired intangible assets and additional depreciation on the fair value step-up of the acquired property and equipment.

s)	Adjustment to include the interest expense that would have been incurred to finance the DPSS Acquisition and Oakman Acquisition as if they had taken place as of January 1, 2020.

t)	Adjustment for income taxes, applying a statutory tax rate of 21% for the six months ended June 30, 2021.

The Business Combination pro forma Transaction Accounting Adjustments included in the unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2021 are as follows:

u)	Elimination of GPAC’s trust account interest income of approximately $0.05 million and Cosmos’s interest expense and amortization of debt issuance costs of approximately $0.6 million, related to the paydown of debt, that would not have been incurred if the Business Combination had occurred on January 1, 2020.

v)	Adjustment for income taxes, applying a statutory tax rate of 21% for the six months ended June 30, 2021.

4.            Loss per Share

Represents the unaudited loss per share calculated based on the recapitalization resulting from the Business Combination, assuming the shares were outstanding since January 1, 2020. As the Business Combination and the PIPE Financing are being reflected as if they had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net earnings (loss) per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire period presented. The following tables set forth the computation of pro forma basic and diluted earnings (loss) per share for the year ended December 31, 2020 and the six months ended June 30, 2021; amounts are stated in thousands of U.S. Dollars, except for share and per share amounts.

Because the exercise price of the Closing Warrant Consideration is greater than the average market price of GPAC Class A ordinary shares for the periods presented below, the Closing Warrant Consideration is considered anti-dilutive and any shares that would be issued upon exercise of the Closing Warrant Consideration are not included in loss per share.

Year ended December 31, 2020
Pro Forma
Net loss	$(63,077)
Weighted average shares outstanding – basic and diluted	59,661,273
Net loss per share – basic and diluted	$(1.06)

Six months ended June 30, 2021
Pro Forma
Net loss	$(24,653)
Weighted average shares outstanding – basic and diluted	59,661,273
Net loss per share – basic and diluted	$(0.41)